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                               EXHIBIT 23

                  CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Form 10K-SB of M&M Financial Corporation of our report dated March 5, 1997 regarding the consolidated financial statements of M&M Financial Corporation which appears in such filing.

                               /s/ Tourville, Simpson & Henderson
                                   TOURVILLE, SIMPSON & HENDERSON

Columbia, South Carolina
March 28, 1997